Exhibit 99.1

LKQ CORPORATION POSTS RECORD FIRST QUARTER 2012 RESULTS

•	Revenue growth of 31% to $1.03 billion

•	First quarter 2012 diluted EPS increases 38%

•	Updates 2012 guidance

Chicago, IL (April 26, 2012)—LKQ Corporation (Nasdaq:LKQX) today reported record revenue for the first quarter of 2012 of $1.03 billion, an increase of 31% as compared to $786.6 million in the first quarter of 2011. Net income for the first quarter of 2012 was $81.0 million, an increase of 39.2% as compared to $58.2 million for the same period of 2011. Diluted earnings per share of $0.54 for the first quarter ended March 31, 2012 increased 38% from $0.39 for the first quarter of 2011. The Company noted that the first quarter 2012 diluted earnings per share included a gain equal to $0.04 per share that resulted from a favorable legal settlement ($0.03) and a change in fair value of contingent consideration liabilities ($0.01). Earnings per share in the first quarter of 2011 included a charge of $0.02 per share as a result of loss on debt extinguishment.

“We are pleased to report that our quarterly revenue was in excess of $1 billion for the first time in our history. Despite the headwinds we faced in the quarter, we were able to generate record earnings,” stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation. “We are particularly pleased with the organic growth of our recycled, remanufactured and related products and services revenue. In the quarter, sales from those products grew organically 8.5% compared to the same period in 2011. We encountered softness in our collision product sales primarily due to the mild winter and the subsequent drop in reported insurance claims. Despite the mild winter and high gas prices, the Company reported 3.2% total organic growth and 3.6% organic growth for parts and services. Revenue growth from acquisitions was 28% in the quarter.”

“Cash flow from operations in excess of $110 million for the quarter improved our leverage to below two times. Our availability under our credit facility of over $500 million provides us with the operational flexibility we need to execute our strategy,” added John S. Quinn, Executive Vice President and Chief Financial Officer of LKQ Corporation.

Balance Sheet and Liquidity

As of March 31, 2012, LKQ’s balance sheet reflected cash and equivalents of $55.2 million, and the outstanding obligations under the Company’s credit facilities were $842.7 million ($437.5 million of term loans and $405.2 million of revolver borrowings). Total availability under the credit agreement at March 31, 2012 was $503.7 million. During the quarter the Company borrowed $200 million in term loans under its credit facility and used those proceeds to partially repay revolver debt.

Other Events

During the first quarter, LKQ acquired four North American businesses that included a self-service operation in North Carolina, a paint distribution business in Canada, a light vehicle wholesale salvage operation with four locations in Quebec, and a distributor of remanufactured engines based in California.

During the first quarter, LKQ’s European operations opened nine Euro Car Parts branches in the United Kingdom.

On March 5, 2012, Blythe J. McGarvie was elected to LKQ’s Board of Directors.

Company Outlook

The Company also announced that it is updating its guidance for 2012.

Based on current conditions and excluding restructuring expenses and any gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities), LKQ anticipates full year 2012 organic revenue growth from parts and services will be in the range of 5.0% to 7.0%, net income will be in the range of $262 million to $282 million and diluted earnings per share will be in the range of $1.75 to $1.88. The revised guidance includes $0.03 per share from the legal settlement gain recognized in the first quarter 2012. LKQ’s previous guidance was 5.5% to 7.5% for organic revenue growth for parts and services, $258 million to $278 million for net income, and $1.72 to $1.85 for diluted earnings per share.

The Company left unchanged its previous guidance of approximately $250 million to $280 million for cash flows from operating activities, and $100 million to $115 million in capital expenditures (excluding any acquisition related expenditures).

Quarterly Conference Call

LKQ will host a conference call and Webcast on April 26, 2012 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company’s results.

To access the investor conference call, please dial (877) 407-0315. International access to the call may be obtained by dialing (201) 689-8501. An audio webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account: 286 #, conference ID: 391539 #. An online replay of the audio webcast will be available on the Company’s website. Both formats of replay will be available through May 25, 2012. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket, recycled, and refurbished collision replacement parts, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 450 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus the pound sterling, the Canadian dollar, the Mexican peso and the Taiwan dollar;

•	periodic adjustments to estimated contingent purchase price amounts;

•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products; and

•	other risks that are described in our Form 10-K filed February 27, 2012 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross

Director, Investor Relations

(312) 621-2793

jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended
	March 31,
	2012	2011
Revenue	$1,031,777	$786,648

Cost of goods sold (1)	584,394	443,002

Gross margin	447,383	343,646
Facility and warehouse expenses	85,108	69,818

Distribution expenses	91,813	65,811

Selling, general and administrative expenses	121,714	89,761

Restructuring and acquisition related expenses	247	46
Depreciation and amortization	14,893	10,839

Operating income	133,608	107,371
Other expense (income):
Interest expense, net	7,367	6,409
Loss on debt extinguishment	—	5,345
Change in fair value of contingent consideration liabilities	(1,345)	—
Other income, net	(511)	(106)

Total other expense, net	5,511	11,648

Income before provision for income taxes	128,097	95,723

Provision for income taxes	47,106	37,541

Net income	$80,991	$58,182

Earnings per share:
Basic	$0.55	$0.40

Diluted	$0.54	$0.39

Weighted average common shares outstanding:
Basic	147,139	145,611

Diluted	149,671	147,920

(1)	Cost of goods sold for the three months ended March 31, 2012 includes a gain of $8.3 million resulting from the settlement of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

( In thousands, except share and per share data )

	March 31,	December 31,
	2012	2011
Assets
Current Assets:
Cash and equivalents	$55,169	$48,247
Receivables, net	310,552	281,764
Inventory	736,641	736,846
Deferred income taxes	45,257	45,690
Prepaid income taxes	—	17,597
Prepaid expenses and other current assets	26,659	19,591

Total Current Assets	1,174,278	1,149,735
Property and Equipment, net	430,777	424,098
Intangibles	1,607,588	1,584,973
Other Assets	47,358	40,898

Total Assets	$3,260,001	$3,199,704

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$212,538	$210,875
Accrued expenses	123,186	131,025
Income taxes payable	28,852	7,262
Contingent consideration liabilities	37,478	600
Other current liabilities	14,522	18,407
Current portion of long-term obligations	40,498	29,524

Total Current Liabilities	457,074	397,693
Long-Term Obligations, Excluding Current Portion	856,068	926,552
Deferred Income Taxes	89,160	88,796
Contingent Consideration Liabilities	45,431	81,782
Other Noncurrent Liabilities	67,183	60,796
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 147,404,921 and 146,948,608 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	1,474	1,470
Additional paid-in capital	913,930	902,782
Retained earnings	829,785	748,794
Accumulated other comprehensive loss	(104)	(8,961)

Total Stockholders’ Equity	1,745,085	1,644,085

Total Liabilities and Stockholders’ Equity	$3,260,001	$3,199,704

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Three Months Ended
	March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$80,991	$58,182
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,257	11,926
Stock-based compensation expense	4,010	3,342
Excess tax benefit from stock-based payments	(2,561)	(2,460)
Loss on debt extinguishment	—	5,345
Other	(702)	1,204
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(22,694)	(19,039)
Inventory	13,000	2,678
Prepaid income taxes/income taxes payable	41,324	33,769
Accounts payable	(2,557)	(9,658)
Other operating assets and liabilities	(16,913)	(7,974)

Net cash provided by operating activities	110,155	77,315

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(21,329)	(18,093)
Proceeds from sales of property and equipment	233	91
Cash used in acquisitions, net of cash acquired	(24,930)	(43,517)

Net cash used in investing activities	(46,026)	(61,519)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,581	2,610
Excess tax benefit from stock-based payments	2,561	2,460
Debt issuance costs	—	(7,741)
Borrowings under revolving credit facility	150,932	341,753
Repayments under revolving credit facility	(410,851)	(44,328)
Borrowings under term loans	200,000	250,000
Repayments under term loans	(3,125)	(591,089)
Payments of other obligations	(1,845)	(652)

Net cash used in financing activities	(57,747)	(46,987)

Effect of exchange rate changes on cash and equivalents	540	19

Net increase (decrease) in cash and equivalents	6,922	(31,172)

Cash and equivalents, beginning of period	48,247	95,689

Cash and equivalents, end of period	$55,169	$64,517

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended March 31,
Operating Highlights	2012		2011
		% of		% of
		Revenue		Revenue	Change	% Change
Revenue	$1,031,777	100.0%	$786,648	100.0%	$245,129	31.2%

Cost of goods sold (1)	584,394	56.6%	443,002	56.3%	141,392	31.9%

Gross margin	447,383	43.4%	343,646	43.7%	103,737	30.2%

Facility and warehouse expenses	85,108	8.2%	69,818	8.9%	15,290	21.9%

Distribution expenses	91,813	8.9%	65,811	8.4%	26,002	39.5%

Selling, general and administrative expenses	121,714	11.8%	89,761	11.4%	31,953	35.6%

Restructuring and acquisition related expenses	247	0.0%	46	0.0%	201	437.0%

Depreciation and amortization	14,893	1.4%	10,839	1.4%	4,054	37.4%

Operating income	133,608	12.9%	107,371	13.6%	26,237	24.4%

Other expense (income):
Interest expense, net	7,367	0.7%	6,409	0.8%	958	14.9%
Loss on debt extinguishment	—	0.0%	5,345	0.7%	(5,345)	-100.0%
Change in fair value of contingent consideration liabilities	(1,345)	-0.1%	—	0.0%	(1,345)	n/m
Other income, net	(511)	0.0%	(106)	0.0%	(405)	382.1%

Total other expense, net	5,511	0.5%	11,648	1.5%	(6,137)	-52.7%

Income before provision for income taxes	128,097	12.4%	95,723	12.2%	32,374	33.8%
Provision for income taxes	47,106	4.6%	37,541	4.8%	9,565	25.5%

Net income	$80,991	7.8%	$58,182	7.4%	$22,809	39.2%

Earnings per share:
Basic	$0.55		$0.40		$0.15	37.5%

Diluted	$0.54		$0.39		$0.15	38.5%

Weighted average common shares outstanding:
Basic	147,139		145,611		1,528	1.0%

Diluted	149,671		147,920		1,751	1.2%

(1)	Cost of goods sold for the three months ended March 31, 2012 includes a gain of $8.3 million resulting from the settlement of a class action lawsuit against several of our suppliers.

The following unaudited table reconciles net income to EBITDA:

	Three Months Ended March 31,
	2012	2011
	(In thousands)
Net income	$80,991	$58,182
Depreciation and amortization	16,257	11,926
Interest expense, net	7,367	6,409
Loss on debt extinguishment (1)	—	5,345
Provision for income taxes	47,106	37,541

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$151,721	$119,403

EBITDA as a percentage of revenue	14.7%	15.2%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended March 31,
	2012	2011	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation

Aftermarket, other new and refurbished products	$565,344	$381,116	$184,228	48.3%
Recycled, remanufactured and related products and services	325,704	275,782	49,922	18.1%

Parts and services	891,048	656,898	234,150	35.6%
Other	140,729	129,750	10,979	8.5%

Total	$1,031,777	$786,648	$245,129	31.2%

Revenue changes by category for the three months ended March 31, 2012 vs. 2011:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	48.4%	0.1%	-0.1%	48.3%
Recycled, remanufactured and related products and services	9.7%	8.5%	-0.1%	18.1%
Parts and services	32.2%	3.6%	-0.1%	35.6%
Other	6.9%	1.6%	0.0%	8.5%
Total	28.0%	3.2%	-0.1%	31.2%

The following unaudited table compares our revenue and EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2012	2011
	(In thousands)
Revenue
North America	$871,084	$786,648
Europe	160,693	—

Total revenue	$1,031,777	$786,648

EBITDA
North America (1)	$132,188	$119,403
Europe (2)	19,533	—

Total EBITDA	$151,721	$119,403

(1)	For the three months ended March 31, 2012, North America EBITDA includes a gain of $8.3 million resulting from the settlement of a class action lawsuit against several of our suppliers.
(2)	For the three months ended March 31, 2012, Europe EBITDA includes $1.3 million of income from the change in fair value of the Euro Car Parts contingent consideration liability.